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                                                                    EXHIBIT 32.1
CERTIFICATION

I, Dexter R. Yager, Sr., the General Partner of DRY Limited Partnership, a General Partner of Yager/Kuester Public Fund Limited Partnership, certify that
(i) the Form 10-Q Report of Yager/Kuester Public Fund Limited Partnership for the quarter ending June 30, 2003 to which this certification is attached fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q report fairly presents, in all material respects, the financial condition and results of operations of Yager/Kuester Public Fund Limited Partnership.



Date 8/14/03                             By: /s/ Dexter R. Yager, Sr.
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                                             Dexter R. Yager, Sr.